Exhibit 32.1

Certification Pursuant to 18 U.S.C. § 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

Burlington Northern Santa Fe, LLC

In connection with the Quarterly Report of Burlington Northern Santa Fe, LLC (the "Company") on Form 10-Q for the period ended June 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Matthew K. Rose, Executive Chairman and Chief Executive Officer of the Company, and Julie A. Piggott, Executive Vice President & Chief Financial Officer of the Company, each hereby certifies that, to his and her knowledge on the date hereof:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 7, 2015

/s/ Matthew K. Rose	/s/ Julie A. Piggott

Matthew K. Rose	Julie A. Piggott
Executive Chairman and Chief Executive Officer	Executive Vice President & Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Burlington Northern Santa Fe, LLC and will be retained by Burlington Northern Santa Fe, LLC and furnished to the Securities and Exchange Commission or its staff upon request.

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